                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT



The Board of Directors
Paxson Communications Corporation:

We consent to the inclusion of our report dated May 14, 1999, except as to note 8, which is as of June 23, 1999, with respect to the combined balance sheet of the Tri-Station Assets and Licenses Acquisitions ("Paxson Communications of Green Bay-14, Inc.," "Paxson Communications License Co., LLC," "Paxson Communications of Dayton-26, Inc.," "Paxson Dayton License, Inc.," "Paxson Communications of Decatur-23, Inc.," and "Paxson Decatur License, Inc.," all wholly-owned subsidiaries of Paxson Communications Corporation") as of December 31, 1998, and the related combined statements of operations and changes in stockholder's deficit, and cash flows for the year then ended, which report appears in the Form 8-K/A of Acme Intermediate Holdings, LLC and ACME Television, LLC dated April 23, 1999.


                                        /s/ KPMG LLP
                                        ----------------------------------------
                                        KPMG LLP

West Palm Beach, Florida
July 6, 1999